UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

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Aberdeen Global Premier Properties Fund
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Press Release

FOR IMMEDIATE RELEASE

For More Information Contact:

Aberdeen Standard Investments Inc.

Investor Relations

800-522-5465

Investor.Relations@aberdeenstandard.com

ABERDEEN GLOBAL PREMIER PROPERTIES FUND ANNOUNCES

RESULTS OF ANNUAL GENERAL MEETING AND ADJOURNMENT OF THE SPECIAL MEETING OF SHAREHOLDERS TO MAY 27, 2020

(Philadelphia, May 6, 2020) — Aberdeen Global Premier Properties Fund (NYSE: AWP) (the “Fund”) held its Annual Meeting of Shareholder (the “Annual Meeting”) on May 6, 2020. At the Annual Meeting, shareholders of the Fund voted to re-elect two Class III Trustees to the Board of Trustees.

As of the record date, February 27, 2020, there were 85,407,951 outstanding shares of the Fund. 85.5% of the outstanding shares were voted at the Annual Meeting representing a quorum.

The description of the proposal and number of shares voted at the Annual Meeting are as follows:

To elect two Class III Trustees to the Board of Trustees:

	Votes For	Votes Withheld
Nancy Yao Maasbach	62,447,717	10,603,270
Martin Gilbert	62,471,386	10,579,601

Trustees whose term of office continued beyond the Annual Meeting are as follows: P. Gerald Malone and  John Sievwright.

The Board of Trustees also announced today that its Special Meeting of Shareholders, initially scheduled for and convened on May 6, 2020 (the “Special Meeting”), was adjourned in order to permit the continued solicitation of additional votes. As of the time of the Special Meeting, the Fund had not received sufficient votes to constitute a quorum.  The adjourned Special Meeting will be held at 11:45 a.m. in virtual format only on Wednesday, May 27, 2020. Details on how to attend the virtual meeting are included below.

In order to avoid further adjournments, we urge shareholders who have not yet voted to vote and submit your proxy in advance of the Special Meeting by one of the methods described in the proxy materials for the Special Meeting. .

Attending the Special Meeting as a Shareholder of Record

Shareholder of record of the Fund as of February 27, 2020 is entitled to notice of, and to vote at, the Special Meeting or any postponements or adjournments thereof.  To participate in the Special Meeting at the following site, www.meetingcenter.io/227580885, you will need the control number found on your proxy card, voting instruction form or notice you previously received and the password (ABD32020).

Registering to Attend the Special Meeting as a Beneficial Owner

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Special Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your Fund holdings along with your name and email address to Computershare Fund Services, the Fund’s proxy tabulator. You may forward an email from your intermediary or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration for the Shareholder Meetings must be received no later than 5:00 p.m., Eastern Time, on May 22, 2020. You will receive a confirmation email from Computershare of your registration and a control number that will allow you to vote at the Shareholder Meetings.

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In the United States, Aberdeen Standard Investments is the marketing name for the following affiliated, registered investment advisers:  Aberdeen Standard Investments Inc., Aberdeen Asset Managers Ltd., Aberdeen Standard Investments Australia Ltd., Aberdeen Standard Investments (Asia) Ltd., Aberdeen Capital Management, LLC, Aberdeen Standard Investments ETFs Advisors LLC and Standard Life Investments (Corporate Funds) Ltd.

Closed-end funds are traded on the secondary market through one of the stock exchanges. The Fund’s investment return and principal value will fluctuate so that an investor’s shares may be worth more or less than the original cost. Shares of closed-end funds may trade above (a premium) or below (a discount) the net asset value (NAV) of the fund’s portfolio. There is no assurance that the Fund will achieve its investment objective. Past performance does not guarantee future results.

If you wish to receive this information electronically, please contact Investor.Relations@aberdeenstandard.com

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